EXECUTION COPY

                               FIRST AMENDMENT TO
                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

         THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment"), dated as of June 25, 1996, is entered into by and among:

                  (1)  BELL   MICROPRODUCTS   INC.,  a  California   corporation
         ("Borrower");

                  (2) Each of the financial institutions listed in Schedule I to the Credit Agreement referred to in Recital A below (collectively, the "Banks"); and

                  (3)  SUMITOMO  BANK  OF  CALIFORNIA,   a  California   banking
         corporation, as agent for the Banks (in such capacity, "Agent").

                                    RECITALS

         A. Borrower, the Banks and Agent are parties to a Second Amended and Restated Credit Agreement dated as of May 23, 1995 (the "Credit Aqreement").

         B. Borrower has requested the Banks and Agent to amend the Credit Agreement in certain respects.

         C. The Banks and Agent are willing so to amend the Credit Agreement upon the terms and subject to the conditions set forth below.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, the Banks and Agent hereby agree as follows:

         1. Definitions, Interpretation. All capitalized terms defined above and elsewhere in this Amendment shall be used herein as so defined. Unless otherwise defined herein, all other capitalized terms used herein shall have the respective meanings given to those terms in the Credit Agreement, as amended by this Amendment. The rules of construction set forth in Section I of the Credit Agreement shall, to the extent not inconsistent with the terms of this Amendment, apply to this Amendment and are hereby incorporated by reference.


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         2. Amendments to Credit Agreement.  Subject to the conditions set forth in paraqraph 4 below, the Credit Agreement is hereby amended as follows:

                  (a) Subparaqraph 2.01(a) is amended to read in its entirety as follows:

                           (a) Revolving Loan Availability. Subject to the terms
                  and conditions of this Agreement (including the amount limitations set forth in Paragraph 2.02 and the conditions set forth in Section III), each Bank severally agrees to advance to Borrower from time to time during the period beginning on the Effective Date and ending on May 31, 1998 (the "Revolving Loan Maturity Date") such loans as Borrower may request under this Paragraph 2.01 (individually, a "Revolving Loan"), not to exceed at any time in aggregate principal amount then outstanding:

                                    (i) At any time during the period commencing
                           on the Effective Date and ending on May 31, 1996 (the "Commitment Adjustment Date"), the amount set forth opposite the name of such Bank in Schedule I under the column headed "Initial Revolving Loan Commitment" (as reduced from time to time pursuant to Paragraph 2.02, the "Initial Revolving Loan Commitment" of such
                           Bank); or

                                   (ii) At any time during the period commencing
                           on the Commitment Adjustment Date and ending on the Revolving Loan Maturity Date, the amount set forth opposite the name of such Bank in Schedule I under the column headed "Increased Revolving Loan Commitment" (as reduced from time to time pursuant to Paragraph 2.02, the "Increased Revolving Loan Commitment" of such Bank);

                  Provided, however, that the aggregate principal amount of all Revolving Loans made by such Bank at any time outstanding shall not exceed at any time the Initial Revolving Loan Commitment of such Bank unless the conditions set forth in Paragraph 3.02 are satisfied. All Revolving Loans shall be made on a pro rata basis by the Banks in accordance with their respective Proportionate Shares, with each Revolving Loan Borrowing to be comprised of a Revolving Loan by each Bank equal to such Bank's Proportionate Share of such Revolving Loan Borrowing. Except as otherwise provided herein, Borrower may borrow, repay and reborrow Revolving Loans until the Revolving Loan Maturity Date.



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                  (b) Subparagraph 5.02(m) is amended to read in its entirety as follows:

                           (m) Financial Covenants. Borrower shall not permit:

                                    (i) Its Quick  Ratio to be less than 0.75 to
                           1.00 at any time;

                                   (ii) Its   Working  Capital  to be less  than
                           $50,000,000 at any time;

                                  (iii) Its Tangible Net Worth to be less than:

                                           (A) At any  time  during  the  period
                                    beginning on the Effective Date and ending on December 30, 1995, $45,000,000;

                                           (B) At any  time  during  the  period
                                    beginning on December 31, 1995 and ending on the Commitment Adjustment Date, $55,000,000; and

                                           (C) At any time  thereafter,  the sum
                                    on  any   date  of   determination   of  (1)
                                    $57,000,000  plus (2) fifty percent (50%) of
                                    the sum of  Borrower's  Net Income After Tax
                                    for each quarter  (excluding  any quarter in
                                    which such amount was negative) which begins
                                    after  the  Commitment  Adjustment  Date and
                                    ends   on  or   prior   to   such   date  of
                                    determination;

                                   (iv) Its  Leverage  Ratio to be greater  than
                           2.25 to 1.00 at any time;

                                    (v) Its   Interest  Coverage  Ratio  for any
                           consecutive four-quarter period to be less than 2.00 to 1.00; or

                                   (vi) Its Net  Operating  Income or Net Income
                           After Tax to be (1) a loss in excess of $350,000 for any quarter or (2) a loss of any amount for any consecutive two-quarter period.

         3. Representations and Warranties. Borrower hereby represents and warrants to Agent and the Banks that, on the date of this Amendment and after giving effect to the amendments set forth in Paragraph 2 above on the Amendment Effective Date (as defined below), the following are and shall be true and correct on each such date:

                  (a) The  representations and warranties set forth in Paragraph
         4.01 of the Credit Agreement are true and correct in all material respects;

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                  (b) No  Event  of  Default  or  Default  has  occurred  and is continuing; and

                  (c) Each of the Credit Documents is in full force and effect.

         4. Amendment Effective Date. The amendments effected by paragraph 2 above shall become effective on June 25, 1996 (the "Amendment Effective Date", subject to receipt by the Banks and Agent on or prior to the Amendment Effective Date of the following, each in form and substance satisfactory to the Banks, Agent and their respective counsel:

                  (a) This Amendment duly executed by Borrower, each Bank and Agent;

                  (b) Evidence in form and substance satisfactory to Agent of the merger by Vantage into Borrower, with Borrower as the surviving corporation, effective as of December 31, 1995;

                  (c) A Certificate of the Secretary of Borrower, dated the Amendment Effective Date, certifying that (i) the Certificate of Incorporation and Bylaws of Borrower, in the form delivered to Agent on the Effective Date, are in full force and effect and have not been amended, supplemented, revoked or repealed since such date and (ii) that attached thereto are true and correct copies of resolutions duly adopted by the Board of Directors of Borrower and continuing in effect, which authorize the execution, delivery and performance by Borrower of this Amendment and the consummation of the transactions contemplated hereby;

                  (d) A written opinion of Wilson, Sonsini, Goodrich & Rosati, outside counsel to Borrower, dated the Amendment Effective Date and addressed to Agent and each Bank, in the form of Exhibit A hereto; and

                  (e) Such other  evidence  as Agent or any Bank may  reasonably request to establish the accuracy and completeness of the representations and warranties and the compliance with the terms and conditions contained in this Amendment and the other Credit Documents.

         5. Effect of this Amendment. On and after the Amendment Effective Date, each reference in the Credit Agreement and the other Credit Documents to the Credit Agreement shall mean the Credit Agreement as amended hereby. Except as specifically amended above, (a) the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed and (b) the execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power, or



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

remedy of the Banks or Agent, nor constitute a waiver of any provision of the Credit Agreement or any other Credit Document.

                  Miscellaneous.

                  (a) Counterparts. This Amendment may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes.

                  (b) Headings. Headings in this Amendment are for convenience of reference only and are not part of the substance hereof.

                  (c) Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules.

         IN WITNESS WHEREOF, Borrower, the Agent and the Banks have caused this Amendment to be executed as of the day and year first above written.


BORROWER:                               BELL MICROPRODUCTS INC.

                                        By: /s/ W. Donald Bell
                                            ------------------------------------
                                            Name:  W. Donald Bell
                                            Title: President and CEO


AGENT:                                  SUMITOMO BANK OF CALIFORNIA,
                                        As Agent

                                        By: /s/ S.C. Bellicini
                                            ------------------------------------
                                            Name:  S.C. Bellicini
                                            Title: Vice President

                                        By: /s/ Clark Warden
                                            ------------------------------------
                                            Name:  F. Clark Warden
                                            Title: Sr. Vice President/Secretary


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

BANKS                                   SUMITOMO BANK OF CALIFORNIA,
                                        As a Bank

                                        By: /s/ S.C. Bellicini
                                            ------------------------------------
                                            Name:  S.C. Bellicini
                                            Title: Vice President

                                        By: /s/ Clark Warden
                                            ------------------------------------
                                            Name:  F. Clark Warden
                                            Title: Sr. Vice President


                                        UNION BANK, a Division of Union Bank of
                                        California, N.A.,
                                        As a Bank

                                        By: /s/ Frank Gwynn
                                            ------------------------------------
                                            Name:  Frank Gwynn
                                            Title: Vice President

                                        By: /s/ Kelly D. Takahashi
                                            ------------------------------------
                                            Name:  Kelly D. Takahashi
                                            Title: Vice President


                                        THE FIRST NATIONAL BANK OF BOSTON,
                                        As a Bank

                                        By: /s/ Melissa Forbes
                                            ------------------------------------
                                            Name:  Melissa Forbes
                                            Title: Vice President


                                        COMERICA BANK-CALIFORNIA,
                                        As a Bank

                                        By: /s/ Scott T. Smith
                                            ------------------------------------
                                            Name:  Scott T. Smith
                                            Title: Assistant Vice President


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
                                        THE SUMITOMO BANK LIMITED,
                                        As a Bank

                                        By: /s/ Andrea B. Sargent
                                            ------------------------------------
                                            Name:  Andrea B. Sargent
                                            Title: Vice President and Manager

                                        By: /s/ Carole A. Daley
                                            ------------------------------------
                                            Name:  Carole A. Daley
                                            Title: Vice President


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